                                                                    EXHIBIT 99.2

FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA OF THE COMPANY

           CENTERPOINT ENERGY HOUSTON ELECTRIC, LLC AND SUBSIDIARIES
       (AN INDIRECT WHOLLY OWNED SUBSIDIARY OF CENTERPOINT ENERGY, INC.)

                       STATEMENTS OF CONSOLIDATED INCOME

                                                                 YEAR ENDED DECEMBER 31,
                                                           ------------------------------------
                                                              2000         2001         2002
                                                           ----------   ----------   ----------
                                                                      (IN THOUSANDS)
REVENUES.................................................  $2,160,641   $2,099,872   $2,221,618
                                                           ----------   ----------   ----------
EXPENSES:
  Purchased power........................................          --           --       66,348
  Operation and maintenance..............................     585,767      649,995      575,241
  Depreciation and amortization..........................     356,523      299,204      270,799
  Taxes other than income taxes..........................     283,802      287,318      212,988
                                                           ----------   ----------   ----------
     Total...............................................   1,226,092    1,236,517    1,125,376
                                                           ----------   ----------   ----------
OPERATING INCOME.........................................     934,549      863,355    1,096,242
                                                           ----------   ----------   ----------
OTHER INCOME (EXPENSE):
  Interest expense and distribution on trust preferred
     securities..........................................    (230,385)    (233,344)    (284,898)
  Other, net.............................................      20,190       43,755       21,988
                                                           ----------   ----------   ----------
     Total...............................................    (210,195)    (189,589)    (262,910)
                                                           ----------   ----------   ----------
INCOME FROM CONTINUING OPERATIONS BEFORE INCOME
  TAXES AND PREFERRED DIVIDENDS..........................     724,354      673,766      833,332
  Income Tax Expense.....................................     233,367      227,811      285,882
                                                           ----------   ----------   ----------
INCOME FROM CONTINUING OPERATIONS BEFORE
  PREFERRED DIVIDENDS....................................     490,987      445,955      547,450
  Income (Loss) from Discontinued Operations, net of
     tax.................................................     (43,487)     534,604      131,949
                                                           ----------   ----------   ----------
INCOME BEFORE PREFERRED DIVIDENDS........................     447,500      980,559      679,399
PREFERRED DIVIDENDS......................................         389          858           --
                                                           ----------   ----------   ----------
NET INCOME...............................................  $  447,111   $  979,701   $  679,399
                                                           ==========   ==========   ==========

          See Notes to the Company's Consolidated Financial Statements

           CENTERPOINT ENERGY HOUSTON ELECTRIC, LLC AND SUBSIDIARIES
       (AN INDIRECT WHOLLY OWNED SUBSIDIARY OF CENTERPOINT ENERGY, INC.)

                STATEMENTS OF CONSOLIDATED COMPREHENSIVE INCOME

                                                                 YEAR ENDED DECEMBER 31,
                                                              ------------------------------
                                                                2000       2001       2002
                                                              --------   --------   --------
                                                                      (IN THOUSANDS)
Net income..................................................  $447,111   $979,701   $679,399
                                                              --------   --------   --------
Other comprehensive income (loss), net of tax:
  Additional minimum non-qualified pension liability
     adjustment (net of tax of $1,361 in 2000, $346 in 2001
     and $1,015 in 2002)....................................    (2,527)       642      1,885
  Comprehensive income (loss) from discontinued operations,
     (net of tax of $39,383 in 2000, $97,709 in 2001 and
     $108,844 in 2002)......................................    73,139   (181,459)   202,138
                                                              --------   --------   --------
Other comprehensive income (loss)...........................    70,612   (180,817)   204,023
                                                              --------   --------   --------
Comprehensive income........................................  $517,723   $798,884   $883,422
                                                              ========   ========   ========

          See Notes to the Company's Consolidated Financial Statements

           CENTERPOINT ENERGY HOUSTON ELECTRIC, LLC AND SUBSIDIARIES
       (AN INDIRECT WHOLLY OWNED SUBSIDIARY OF CENTERPOINT ENERGY, INC.)

                          CONSOLIDATED BALANCE SHEETS

                                                                    DECEMBER 31,
                                                              ------------------------
                                                                 2001          2002
                                                              -----------   ----------
                                                                   (IN THOUSANDS)
                                        ASSETS
CURRENT ASSETS:
  Cash and cash equivalents.................................  $     3,428   $   70,866
  Accounts and notes receivable, net........................       12,463       99,304
  Unbilled revenue..........................................       33,404       70,385
  Materials and supplies....................................       80,919       59,941
  Current assets of discontinued operations.................    6,366,569           --
  Other.....................................................        4,071       11,839
                                                              -----------   ----------
     Total current assets...................................    6,500,854      312,335
                                                              -----------   ----------
PROPERTY, PLANT AND EQUIPMENT, NET..........................    4,065,140    3,837,232
                                                              -----------   ----------
OTHER ASSETS:
  Other intangibles, net....................................       38,171       39,912
  Regulatory assets.........................................    3,247,888    3,970,007
  Notes receivable -- affiliated companies..................           --      814,513
  Non-current assets of discontinued operations.............   16,910,295           --
  Other.....................................................      181,589       66,049
                                                              -----------   ----------
     Total other assets.....................................   20,377,943    4,890,481
                                                              -----------   ----------
     TOTAL ASSETS...........................................  $30,943,937   $9,040,048
                                                              ===========   ==========
                    LIABILITIES, STOCKHOLDER'S AND MEMBER'S EQUITY
CURRENT LIABILITIES:
  Short-term borrowings.....................................  $   163,731   $       --
  Current portion of long-term debt.........................      414,038       18,758
  Accounts payable..........................................       40,089       32,362
  Accounts payable -- affiliated companies, net.............       40,192       43,662
  Notes payable -- affiliated companies, net................      225,998      214,976
  Taxes accrued.............................................      113,694       44,208
  Interest accrued..........................................       49,718       78,355
  Regulatory liabilities....................................      154,783      168,173
  Current liabilities of discontinued operations............    8,789,005           --
  Other.....................................................      124,458       57,513
                                                              -----------   ----------
     Total current liabilities..............................   10,115,706      658,007
                                                              -----------   ----------
OTHER LIABILITIES:
  Accumulated deferred income taxes, net....................    1,055,966    1,419,301
  Unamortized investment tax credits........................       58,270       53,581
  Benefit obligations.......................................       81,555       61,671
  Regulatory liabilities....................................    1,150,824      940,615
  Notes payable -- affiliated companies.....................       10,825      916,400
  Non-current liabilities of discontinued operations........    8,407,310           --
  Other.....................................................       36,365       25,206
                                                              -----------   ----------
     Total other liabilities................................   10,801,115    3,416,774
                                                              -----------   ----------
LONG-TERM DEBT..............................................    2,947,193    2,641,281
                                                              -----------   ----------
COMMITMENTS AND CONTINGENCIES (NOTE 10)
COMPANY OBLIGATED MANDATORILY REDEEMABLE CONVERTIBLE
  PREFERRED
  SECURITIES OF SUBSIDIARY TRUST HOLDING SOLELY JUNIOR
  SUBORDINATED DEBENTURES OF THE COMPANY....................      342,000           --
                                                              -----------   ----------
STOCKHOLDER'S AND MEMBER'S EQUITY...........................    6,737,923    2,323,986
                                                              -----------   ----------
     TOTAL LIABILITIES, STOCKHOLDER'S AND MEMBER'S EQUITY...  $30,943,937   $9,040,048
                                                              ===========   ==========

          See Notes to the Company's Consolidated Financial Statements

           CENTERPOINT ENERGY HOUSTON ELECTRIC, LLC AND SUBSIDIARIES
       (AN INDIRECT WHOLLY OWNED SUBSIDIARY OF CENTERPOINT ENERGY, INC.)

                     STATEMENTS OF CONSOLIDATED CASH FLOWS

                                                                YEAR ENDED DECEMBER 31,
                                                          ------------------------------------
                                                            2000         2001         2002
                                                          ---------   ----------   -----------
                                                                     (IN THOUSANDS)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income............................................  $ 447,111   $  979,701   $   679,399
  Less: Income (loss) from discontinued operations......    (43,487)     534,604       131,949
                                                          ---------   ----------   -----------
  Income from continuing operations, less preferred
     dividends..........................................    490,598      445,097       547,450
  Adjustments to reconcile net income to net cash
     provided by (used in) operating activities:
     Depreciation and amortization......................    356,523      299,204       270,799
     Deferred income taxes..............................     68,113     (127,442)      352,421
     Investment tax credit..............................     (4,712)      (4,712)       (4,689)
     Changes in other assets and liabilities:
       Accounts and notes receivable, net...............     51,964          779      (275,089)
       Accounts receivable/payable, affiliates..........     (9,374)      56,215         3,469
       Inventory........................................    (46,552)      22,982        20,978
       Accounts payable.................................    (52,681)      52,570        (7,727)
       Fuel cost recovery...............................   (515,278)     357,139       216,368
       Interest and taxes accrued.......................    (50,034)     104,310       (40,849)
       Net regulatory assets and liabilities............    (73,399)       4,967    (1,022,145)
       Other current assets.............................      1,882          724        (7,767)
       Other current liabilities........................     63,390      (70,224)      (66,946)
       Other assets.....................................      1,289      (81,850)      104,519
       Other liabilities................................     36,515       35,873       (18,244)
     Other, net.........................................      4,706           --            --
                                                          ---------   ----------   -----------
          Net cash provided by operating activities.....    322,950    1,095,632        72,548
                                                          ---------   ----------   -----------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Capital expenditures, net.............................   (383,706)    (525,729)     (344,750)
                                                          ---------   ----------   -----------
          Net cash used in investing activities.........   (383,706)    (525,729)     (344,750)
                                                          ---------   ----------   -----------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Increase in cash related to securitization
     financing..........................................         --           --         3,715
  Proceeds from issuance of long-term debt..............         --      748,572     1,310,000
  Increase (decrease) in short-term borrowings, net.....    266,334     (105,665)     (163,731)
  Increase (decrease) in short-term notes with
     affiliates, net....................................     25,314      215,220      (223,310)
  Payments of long-term debt............................   (150,008)    (226,547)     (313,414)
  Decrease in long-term notes payable with affiliates...         --           --      (550,000)
  Debt issuance costs...................................         --      (10,375)      (59,574)
  Payment of common stock dividends.....................   (426,859)    (433,918)     (222,538)
  Redemption of preferred stock.........................         --      (10,227)           --
  Other, net............................................       (504)     114,479            --
                                                          ---------   ----------   -----------
          Net cash provided by (used in) financing
            activities..................................   (285,723)     291,539      (218,852)
                                                          ---------   ----------   -----------
NET CASH PROVIDED BY (USED IN) DISCONTINUED
  OPERATIONS............................................    336,739     (859,095)      558,492
                                                          ---------   ----------   -----------
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS....     (9,740)       2,347        67,438
CASH AND CASH EQUIVALENTS AT BEGINNING OF THE YEAR......     10,821        1,081         3,428
                                                          ---------   ----------   -----------
CASH AND CASH EQUIVALENTS AT END OF THE YEAR............  $   1,081   $    3,428   $    70,866
                                                          =========   ==========   ===========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
  Cash Payments:
     Interest...........................................  $ 227,771   $  218,887   $   194,948
     Income taxes.......................................    303,171      375,297        48,398

          See Notes to the Company's Consolidated Financial Statements

           CENTERPOINT ENERGY HOUSTON ELECTRIC, LLC AND SUBSIDIARIES
       (AN INDIRECT WHOLLY OWNED SUBSIDIARY OF CENTERPOINT ENERGY, INC.)

          STATEMENTS OF CONSOLIDATED STOCKHOLDER'S AND MEMBER'S EQUITY

                                              2000                   2001                    2002
                                      --------------------   --------------------   ----------------------
                                      SHARES      AMOUNT     SHARES      AMOUNT      SHARES      AMOUNT
                                      -------   ----------   -------   ----------   --------   -----------
                                                       (THOUSANDS OF DOLLARS AND SHARES)
PREFERENCE STOCK, NONE
  OUTSTANDING.......................       --   $       --        --   $       --         --   $        --
CUMULATIVE PREFERRED STOCK, $0.01
  PAR VALUE; AUTHORIZED 20,000,000
  SHARES
  Balance, beginning of year........       97        9,740        97        9,740         --            --
  Redemption of preferred stock.....       --           --       (97)      (9,740)        --            --
                                      -------   ----------   -------   ----------   --------   -----------
  Balance, end of year..............       97        9,740        --           --         --            --
                                      -------   ----------   -------   ----------   --------   -----------
COMMON STOCK, $0.01 PAR VALUE;
  AUTHORIZED 1,000,000,000 SHARES
  Balance, beginning of year........  297,612        2,976   299,914        2,999    302,944         3,029
  Issuances related to benefit and
    investment plans................    2,302           23     3,030           30         --            --
  Restructuring.....................       --           --        --           --   (302,943)       (3,028)
                                      -------   ----------   -------   ----------   --------   -----------
  Balance, end of year..............  299,914        2,999   302,944        3,029          1             1
                                      -------   ----------   -------   ----------   --------   -----------
ADDITIONAL PAID-IN-CAPITAL
  Balance, beginning of year........       --    3,179,775        --    3,254,191         --     3,894,272
  Issuances related to benefit and
    investment plans................       --       74,424        --      130,630         --            --
  Unrealized gain on sale of
    subsidiaries' stock.............       --           --        --      509,499         --            --
  Other.............................       --           (8)       --          (48)        --            --
  Restructuring.....................       --           --        --           --         --    (1,689,233)
                                      -------   ----------   -------   ----------   --------   -----------
  Balance, end of year..............       --    3,254,191        --    3,894,272         --     2,205,039
                                      -------   ----------   -------   ----------   --------   -----------
TREASURY STOCK
  Balance, beginning of year........   (3,625)     (93,296)   (4,811)    (120,856)        --            --
  Shares acquired...................   (1,184)     (27,306)       --           --         --            --
  Contribution to pension plan......       --           --     4,512      113,336         --            --
  Other.............................       (2)        (254)      299        7,520         --            --
                                      -------   ----------   -------   ----------   --------   -----------
  Balance, end of year..............   (4,811)    (120,856)       --           --         --            --
                                      -------   ----------   -------   ----------   --------   -----------
UNEARNED ESOP STOCK
  Balance, beginning of year........  (10,679)    (199,226)   (8,639)    (161,158)    (7,070)     (131,888)
  Issuances related to benefit
    plan............................    2,040       38,068     1,569       29,270         --            --
  Restructuring.....................       --           --        --           --      7,070       131,888
                                      -------   ----------   -------   ----------   --------   -----------
  Balance, end of year..............   (8,639)    (161,158)   (7,070)    (131,888)        --            --
                                      -------   ----------   -------   ----------   --------   -----------
RETAINED EARNINGS
  Balance, beginning of year........             2,500,181              2,520,350                3,176,533
  Net income........................               447,111                979,701                  679,399
  Common stock dividends -- $1.50
    per share in 2000, $1.125 per
    Share in 2001 and $0.91 per
    share in 2002...................              (426,942)              (323,518)                (271,292)
  Restructuring.....................                    --                     --               (3,465,694)
                                                ----------             ----------              -----------
  Balance, end of year..............             2,520,350              3,176,533                  118,946
                                                ----------             ----------              -----------
ACCUMULATED OTHER COMPREHENSIVE LOSS
  Balance, beginning of year........               (93,818)               (23,206)                (204,023)
                                                ----------             ----------              -----------
  Other comprehensive income, net of
    tax:
    Additional minimum pension
      liability adjustment..........                (2,527)                   642                    1,885
    Other comprehensive income
      (loss) from discontinued
      operations....................                73,139               (181,459)                 202,138
                                                ----------             ----------              -----------
  Other comprehensive income
    (loss)..........................                70,612               (180,817)                 204,023
                                                ----------             ----------              -----------
  Balance, end of year..............               (23,206)              (204,023)                      --
                                                ----------             ----------              -----------
      Total Stockholder's and
         Member's Equity............            $5,482,060             $6,737,923              $ 2,323,986
                                                ==========             ==========              ===========

          See Notes to the Company's Consolidated Financial Statements

           CENTERPOINT ENERGY HOUSTON ELECTRIC, LLC AND SUBSIDIARIES
       (AN INDIRECT WHOLLY OWNED SUBSIDIARY OF CENTERPOINT ENERGY, INC.)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(1) BACKGROUND AND BASIS OF PRESENTATION

  ORGANIZATIONAL STRUCTURE AND RESTRUCTURING

     CenterPoint Energy Houston Electric, LLC (CenterPoint Houston or the Company) is a regulated utility engaged in the transmission and distribution of electric energy in a 5,000 square mile area located along the Texas Gulf Coast, including the City of Houston. CenterPoint Houston is an indirect wholly owned subsidiary of CenterPoint Energy, Inc. (CenterPoint Energy), a new public utility holding company.

     The Company's business includes:

     - Distribution. The Company's electric distribution business distributes electricity for retail electric providers in its certificated service area by carrying power from the substation to the retail electric customer.

     - Transmission. The Company's transmission business transports electricity from power plants to substations and from one substation to another in locations in the control area managed by the Electric Reliability Council of Texas, Inc. (ERCOT).

     The Company's business also includes the stranded costs and regulatory asset recovery associated with the Company's historical generating operations. The Company operates its business as a single segment. In addition to the electric transmission and distribution business, the consolidated financial statements include the operations of one financing subsidiary.

     The Company's business does not include:

     - the generation or sale of electricity;

     - the procurement, supply or delivery of fuel for the generation of electricity; or

     - the marketing to or billing of retail electric customers.

     Effective August 31, 2002, Reliant Energy, Incorporated (Reliant Energy) consummated a restructuring transaction (Restructuring) in which it, among other things, (1) conveyed its Texas electric generation assets to Texas Genco Holdings, Inc. (Texas Genco), (2) became an indirect, wholly owned subsidiary of a new utility holding company, CenterPoint Energy, (3) was converted into a Texas limited liability company named CenterPoint Energy Houston Electric, LLC and (4) distributed the capital stock of its operating subsidiaries, including Texas Genco, to CenterPoint Energy. As part of the Restructuring, each share of Reliant Energy common stock was converted into one share of CenterPoint Energy common stock. The Company's operating subsidiaries which were distributed in connection with the Restructuring and presented as discontinued operations included $2.1 billion of indebtedness. An additional $1.9 billion of indebtedness was assumed by CenterPoint Energy at the time of the Restructuring, consisting of $1.6 billion of debt and $0.3 billion of trust preferred securities that were reflected in continuing operations in the Company's Consolidated Balance Sheet as of December 31, 2001. Additionally, at Restructuring the Company issued a $1.6 billion note payable to CenterPoint Energy. CenterPoint Energy assumed a $2.5 billion Senior A Credit Agreement, dated as of July 13, 2001 among Houston Industries FinanceCo LP (a subsidiary of Reliant Energy), Reliant Energy and the lender parties thereto, and a $1.8 billion Senior B Credit Agreement, dated as of July 13, 2001 among Houston Industries FinanceCo LP, Reliant Energy and the lender parties thereto.

     In a July 2002 order, the SEC limited the aggregate amount of our external borrowings to $3.55 billion. Our ability to pay dividends is restricted by the SEC's requirement that common equity as a percentage of total capitalization must be at least 30% after the payment of any dividend. In addition, the order restricts our ability to pay dividends out of capital accounts to the extent current or retained earnings are insufficient for

           CENTERPOINT ENERGY HOUSTON ELECTRIC, LLC AND SUBSIDIARIES
       (AN INDIRECT WHOLLY OWNED SUBSIDIARY OF CENTERPOINT ENERGY, INC.)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

those dividends. Under these restrictions, we are permitted to pay dividends in excess of our current or retained earnings in an amount up to $200 million.

  CERTAIN RECLASSIFICATIONS AND OTHER ITEMS

     The consolidated financial statements presented herein have been revised to give effect to the following items within CenterPoint Houston's historical consolidated financial statements as reported in its Annual Report on Form 10-K for the year ended December 31, 2002:

     - certain reclassifications necessary to present the extinguishment of debt recorded in the fourth quarter of 2002 as interest expense in accordance with SFAS No. 145, "Rescission of FASB Statements No. 4, 44, and 64, Amendment of FASB Statement No. 13, and Technical Corrections" (SFAS No.
       145); and

     - the retroactive effect of the adoption of Emerging Issues Task Force Issue No. 02-03, "Issues Involved in Accounting for Derivative Contracts Held for Trading Purposes and Contracts Involved in Energy Trading and Risk Management Activities", as it relates to the disclosure in Note 2 of revenues of Reliant Resources which are included in discontinued operations.

     The items discussed above did not affect net income for any of the three years ended December 31, 2002.

(2)  DISCONTINUED OPERATIONS

     The consolidated financial statements have been prepared to reflect the effect of the Restructuring as described above as it relates to the Company, and have been prepared based upon Reliant Energy's historical consolidated financial statements.

     The consolidated financial statements present operations of Reliant Energy that were distributed to CenterPoint Energy in the Restructuring as discontinued operations, in accordance with Statement of Financial Accounting Standards
(SFAS) No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets" (SFAS No. 144). Included in discontinued operations of CenterPoint Energy Houston are the Wholesale Energy, European Energy, Retail Energy, Natural Gas Distribution, Pipelines and Gathering and Electric Generation business segments. Accordingly, the consolidated financial statements of CenterPoint Houston reflect these operations as discontinued operations for each of the two years in the period ended December 31, 2001 and for the eight months ended August 31, 2002.

     Total revenues included in discontinued operations were $11.0 billion, $14.2 billion and $10.1 billion in 2000, 2001 and 2002, respectively. Income from discontinued operations for each of the two years in the period ended December 31, 2001 is reported net of income tax expense of $120 million and $297 million 2000 and 2001, respectively. Income from discontinued operations for the eight months ended August 31, 2002 is reported net of income tax expense of $254 million. Total revenues included in discontinued operations have been restated to reflect Reliant Resources' adoption of EITF Issue No. 02-3 during the third quarter of 2002, as reported in Reliant Resources' Annual Report on Form 10-K/A, Amendment No. 1, filed with the SEC on April 30, 2003.

           CENTERPOINT ENERGY HOUSTON ELECTRIC, LLC AND SUBSIDIARIES
       (AN INDIRECT WHOLLY OWNED SUBSIDIARY OF CENTERPOINT ENERGY, INC.)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

     Summarized balance sheet information related to discontinued operations is as follows as of December 31, 2001:

                                                               DECEMBER 31,
                                                                   2001
                                                               -------------
                                                               (IN MILLIONS)
CURRENT ASSETS:
  Accounts and notes receivable, principally customer.......    $ 2,340,838
  Trading and marketing assets..............................      1,611,393
  Other current assets......................................      2,414,338
                                                                -----------
     Total current assets...................................      6,366,569
                                                                -----------
PROPERTY, PLANT AND EQUIPMENT, NET..........................     11,698,901
                                                                -----------
OTHER ASSETS:
  Goodwill..................................................      2,631,570
  Other noncurrent assets...................................      2,579,824
                                                                -----------
     Total other assets.....................................      5,211,394
                                                                -----------
     TOTAL ASSETS...........................................    $23,276,864
                                                                -----------
CURRENT LIABILITIES:
  Accounts payable, principally trade.......................    $ 1,387,618
  Trading and marketing liabilities.........................      1,478,336
  Other current liabilities.................................      5,923,051
                                                                -----------
     Total current liabilities..............................      8,789,005
                                                                -----------
OTHER LONG-TERM LIABILITIES.................................      5,618,884
                                                                -----------
LONG-TERM DEBT..............................................      2,788,426
                                                                -----------
     TOTAL LIABILITIES......................................     17,196,315
                                                                -----------
NET ASSETS OF DISCONTINUED OPERATIONS.......................    $ 6,080,549
                                                                ===========

(3) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  (a) RECLASSIFICATIONS AND USE OF ESTIMATES

     In addition to the items discussed in Note 2, some amounts from the previous years have been reclassified to conform to the 2002 presentation of financial statements. These reclassifications do not affect net income.

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  (b) PRINCIPLES OF CONSOLIDATION

     The accounts of the Company and its wholly owned subsidiary are included in the Company's consolidated financial statements. All significant intercompany transactions and balances are eliminated in consolidation.

           CENTERPOINT ENERGY HOUSTON ELECTRIC, LLC AND SUBSIDIARIES
       (AN INDIRECT WHOLLY OWNED SUBSIDIARY OF CENTERPOINT ENERGY, INC.)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

  (c) REVENUES

     The Company records revenue for electricity under the accrual method and these revenues are generally recognized upon delivery. However, the determination of the deliveries to individual customers is based on the reading of their meters which is performed on a systematic basis throughout the month. As a result of the implementation of the Texas Electric Choice Plan (Texas electric restructuring law), the Company's regulated transmission and distribution business recovers the cost of its service through an energy delivery charge, and not as a component of the prior bundled rate, which included energy and delivery charges. The design of the new energy delivery rate differs from the prior bundled rate. The winter/summer rate differential for residential customers has been eliminated and the energy component of the rate structure has been removed, which will tend to lessen some of the pronounced seasonal variation in revenues which has been experienced in prior periods. At the end of each month, amounts of electricity delivered to customers since the date of the last meter reading are estimated and the corresponding unbilled revenue is estimated.

  (d) LONG-LIVED ASSETS AND INTANGIBLES

     The Company records property, plant and equipment at historical cost. The Company expenses all repair and maintenance costs as incurred. The cost of utility plant and equipment retirements is charged to accumulated depreciation. Property, plant and equipment includes the following:

                                                                          DECEMBER 31,
                                                     ESTIMATED USEFUL   -----------------
                                                      LIVES (YEARS)      2001      2002
                                                     ----------------   -------   -------
                                                                          (IN MILLIONS)
Transmission.......................................       28-75         $ 1,160   $ 1,251
Distribution.......................................       18-55           3,895     4,012
Other..............................................        5-50           1,156       697
                                                                        -------   -------
          Total....................................                       6,211     5,960
Accumulated depreciation...........................                      (2,146)   (2,123)
                                                                        -------   -------
  Property, plant and equipment, net...............                     $ 4,065   $ 3,837
                                                                        =======   =======

     The Company periodically evaluates long-lived assets, including property, plant and equipment and specifically identifiable intangibles, when events or changes in circumstances indicate that the carrying value of these assets may not be recoverable. The determination of whether an impairment has occurred is based on an estimate of undiscounted cash flows attributable to the assets, as compared to the carrying value of the assets. To date, no impairment has been indicated. The Company adopted the provisions of Statement of Financial Accounting Standards (SFAS) No. 142 "Goodwill and Other Intangible Assets" (SFAS No. 142) on January 1, 2002. The Company had specific intangibles related to land rights at December 31, 2001 and 2002 of $38 million (net of $8 million accumulated amortization) and $40 million (net of $8 million accumulated amortization), respectively. The Company amortizes these acquired intangibles on a straight-line basis over the lesser of their contractual or estimated useful lives that range between 50 and 75 years.

  (e) REGULATORY ASSETS AND LIABILITIES

     The Company applies the accounting policies established in SFAS No. 71, "Accounting for the Effects of Certain Types of Regulation" (SFAS No. 71).

           CENTERPOINT ENERGY HOUSTON ELECTRIC, LLC AND SUBSIDIARIES
       (AN INDIRECT WHOLLY OWNED SUBSIDIARY OF CENTERPOINT ENERGY, INC.)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

     The following is a list of regulatory assets/liabilities reflected on the Company's Consolidated Balance Sheets as of December 31, 2001 and 2002:

                                                                DECEMBER 31,
                                                              ----------------
                                                               2001      2002
                                                              -------   ------
                                                               (IN MILLIONS)
Excess cost over market (ECOM) true-up......................  $    --   $  697
Recoverable electric generation related regulatory assets,
  net.......................................................      160      100
Securitized regulatory asset................................      740      706
Regulatory tax asset, net...................................      111      178
Unamortized loss on reacquired debt.........................       62       58
Recoverable electric generation plant mitigation............    1,967    2,051
Excess mitigation liability.................................   (1,126)    (969)
Other long-term assets/liabilities..........................       28       40
                                                              -------   ------
  Total.....................................................  $ 1,942   $2,861
                                                              =======   ======

     If events were to occur that would make the recovery of these assets and liabilities no longer probable, the Company would be required to write off or write down these regulatory assets and liabilities. In addition, the Company would be required to determine any impairment of the carrying costs of plant and inventory assets.

     Through December 31, 2001, the Public Utility Commission of Texas (Texas Utility Commission) provided for the recovery of most of the Company's fuel and purchased power costs from customers through a fixed fuel factor included in electric rates. Included in the above table in recoverable electric generation-related regulatory assets, net are $126 million and $66 million of regulatory assets related to the recovery of fuel costs as of December 31, 2001 and 2002, respectively. For additional information regarding our fuel filings, see Note 4(c).

     In 2001, the Company monetized $738 million of regulatory assets in a securitization financing authorized by the Texas Utility Commission pursuant to the Texas electric restructuring law. The securitized regulatory assets are being amortized ratably as transition charges are collected over the life of the outstanding transition bonds. For additional information regarding the securitization financing, see Note 6.

  (f) DEPRECIATION AND AMORTIZATION EXPENSE

     Depreciation is computed using the straight-line method based on economic lives or a regulatory mandated method. Other amortization expense includes amortization of regulatory assets and other intangibles. See Notes 3(d) and 3(e) for additional discussion of these items.

     The following table presents depreciation and amortization expense for 2000, 2001 and 2002.

                                                              YEAR ENDED DECEMBER 31,
                                                              ------------------------
                                                               2000     2001     2002
                                                              ------   ------   ------
                                                                   (IN MILLIONS)
Depreciation expense........................................   $ --     $ --     $217
Amortization expense........................................    357      299       54
                                                               ----     ----     ----
  Total depreciation and amortization.......................   $357     $299     $271
                                                               ====     ====     ====

           CENTERPOINT ENERGY HOUSTON ELECTRIC, LLC AND SUBSIDIARIES
       (AN INDIRECT WHOLLY OWNED SUBSIDIARY OF CENTERPOINT ENERGY, INC.)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

  (g) ALLOWANCE FOR FUNDS USED DURING CONSTRUCTION

     Allowance for funds used during construction (AFUDC) represents the approximate net composite interest cost of borrowed funds and a reasonable return on the equity funds used for construction. Although AFUDC increases both utility plant and earnings, it is realized in cash through depreciation provisions included in rates. AFUDC is capitalized as a component of projects under construction and will be amortized over the assets' estimated useful lives. During 2000, 2001 and 2002, the Company capitalized AFUDC related to debt of $4.0 million, $4.6 million and $3.7 million, respectively.

  (h) INCOME TAXES

     The Company is included in the consolidated income tax returns of CenterPoint Energy. The Company calculates its income tax provision on a separate return basis under a tax sharing agreement with CenterPoint Energy. The Company uses the liability method of accounting for deferred income taxes and measures deferred income taxes for all significant income tax temporary differences. Investment tax credits were deferred and are being amortized over the estimated lives of the related property. Current federal and certain state income taxes are payable to or receivable from CenterPoint Energy. For additional information regarding income taxes, see Note 9.

  (i) ACCOUNTS RECEIVABLE AND ALLOWANCE FOR DOUBTFUL ACCOUNTS

     Accounts and notes receivable, net, are net of an allowance for doubtful accounts of $13 million and $5 million at December 31, 2001 and 2002, respectively. The provisions for doubtful accounts in the Company's Statements of Consolidated Income for 2000, 2001 and 2002 were $5 million, $13 million and $10 million, respectively.

  (j) INVENTORY

     Inventory consists principally of materials and supplies and is valued at average cost.

  (k) STATEMENTS OF CONSOLIDATED CASH FLOWS

     For purposes of reporting cash flows, the Company considers cash equivalents to be short-term, highly liquid investments with maturities of three months or less from the date of purchase. In connection with the issuance of transition bonds in October 2001, the Company was required to establish restricted cash accounts to collateralize the bonds that were issued in this financing transaction. These restricted cash accounts are classified as long-term as they are not available for withdrawal until the maturity of the bonds. Cash and cash equivalents does not include restricted cash. For additional information regarding the securitization financing, see Note 4(a).

  (l) CHANGES IN ACCOUNTING PRINCIPLES AND NEW ACCOUNTING PRONOUNCEMENTS

     See Note 3(d) for a discussion of the Company's adoption of SFAS No. 142 on January 1, 2002.

     In June 2001, the Financial Accounting Standards Board (FASB) issued SFAS No. 143, "Accounting for Asset Retirement Obligations" (SFAS No. 143). SFAS No. 143 requires the fair value of an asset retirement obligation to be recognized in the period in which it is incurred and capitalized as part of the cost of the related tangible long-lived asset. Over time, the liability is accreted to its present value each period, and the capitalized cost is depreciated over the useful life of the related asset. Retirement obligations associated with long-lived assets included within the scope of SFAS No. 143 are those for which a legal obligation exists under enacted laws, statutes and written or oral contracts, including obligations arising under the doctrine of

           CENTERPOINT ENERGY HOUSTON ELECTRIC, LLC AND SUBSIDIARIES
       (AN INDIRECT WHOLLY OWNED SUBSIDIARY OF CENTERPOINT ENERGY, INC.)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

promissory estoppel. SFAS No. 143 is effective for fiscal years beginning after June 15, 2002, with earlier application encouraged.

     As of January 1, 2003, the Company has not identified any asset retirement obligations; however, the Company has previously recognized removal costs as a component of depreciation expense in accordance with regulatory treatment. As of December 31, 2002, these previously recognized removal costs of $240 million do not represent SFAS No. 143 asset retirement obligations, but rather embedded regulatory liabilities.

     In August 2001, the FASB issued SFAS No. 144. SFAS No. 144 provides new guidance on the recognition of impairment losses on long-lived assets to be held and used or to be disposed of and also broadens the definition of what constitutes a discontinued operation and how the results of a discontinued operation are to be measured and presented. SFAS No. 144 supercedes SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of" and Accounting Principles Board Opinion No. 30, "Reporting the Results of Operations -- Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions," while retaining many of the requirements of these two statements. Under SFAS No. 144, assets held for sale that are a component of an entity will be included in discontinued operations if the operations and cash flows will be or have been eliminated from the ongoing operations of the entity and the entity will not have any significant continuing involvement in the operations prospectively. SFAS No. 144 did not materially change the methods used by the Company to measure impairment losses on long-lived assets, but may result in more future dispositions being reported as discontinued operations than would previously have been permitted. The Company adopted SFAS No. 144 on January 1, 2002.

     In April 2002, the FASB issued SFAS No. 145. SFAS No. 145 eliminates the current requirement that gains and losses on debt extinguishment must be classified as extraordinary items in the income statement. Instead, such gains and losses will be classified as extraordinary items only if they are deemed to be unusual and infrequent. SFAS No. 145 also requires that capital leases that are modified so that the resulting lease agreement is classified as an operating lease be accounted for as a sale-leaseback transaction. The changes related to debt extinguishment are effective for fiscal years beginning after May 15, 2002, and the changes related to lease accounting are effective for transactions occurring after May 15, 2002. The Company has applied this guidance prospectively as it relates to lease accounting and will apply the accounting provisions to debt extinguishment in 2003. During 2002, the Company recorded a $25 million loss on the early extinguishment of debt related to the Company's $850 million term loan.

     In June 2002, the FASB issued SFAS No. 146, "Accounting for Costs Associated with Exit or Disposal Activities" (SFAS No. 146). SFAS No. 146 nullifies EITF Issue No. 94-3, "Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring)" (EITF No. 94-3). The principal difference between SFAS No. 146 and EITF No. 94-3 relates to the requirements for recognition of a liability for costs associated with an exit or disposal activity. SFAS No. 146 requires that a liability be recognized for a cost associated with an exit or disposal activity when it is incurred. A liability is incurred when a transaction or event occurs that leaves an entity little or no discretion to avoid the future transfer or use of assets to settle the liability. Under EITF No. 94-3, a liability for an exit cost was recognized at the date of an entity's commitment to an exit plan. In addition, SFAS No. 146 also requires that a liability for a cost associated with an exit or disposal activity be recognized at its fair value when it is incurred. SFAS No. 146 is effective for exit or disposal activities that are initiated after December 31, 2002 with early application encouraged. The Company will apply the provisions of SFAS No. 146 to all exit or disposal activities initiated after December 31, 2002.

     In November 2002, the FASB issued FASB Interpretation No. (FIN) 45, "Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others" (FIN 45). FIN 45 requires that a liability be recorded in the guarantor's balance sheet upon issuance of

           CENTERPOINT ENERGY HOUSTON ELECTRIC, LLC AND SUBSIDIARIES
       (AN INDIRECT WHOLLY OWNED SUBSIDIARY OF CENTERPOINT ENERGY, INC.)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

certain guarantees. In addition, FIN 45 requires disclosures about the guarantees that an entity has issued. The provision for initial recognition and measurement of the liability will be applied on a prospective basis to guarantees issued or modified after December 31, 2002. The disclosure provisions of FIN 45 are effective for financial statements of interim or annual periods ending after December 15, 2002. The adoption of FIN 45 is not expected to materially affect the Company's consolidated financial statements. The Company has adopted the additional disclosure provisions of FIN 45 in its consolidated financial statements as of December 31, 2002.

(4) REGULATORY MATTERS

  (a) TEXAS ELECTRIC RESTRUCTURING LAW AND DISCONTINUANCE OF SFAS NO. 71 FOR ELECTRIC GENERATION OPERATIONS

     In June 1999, the Texas legislature adopted the Texas electric restructuring law, which substantially amended the regulatory structure governing electric utilities in Texas in order to allow retail electric competition. Retail pilot projects allowing competition for up to 5% of each utility's load in all customer classes began in the third quarter of 2001, and retail electric competition for all other customers began in January 2002. In preparation for competition, CenterPoint Energy made significant changes in the electric utility operations it conducts through the Company. In addition, the Texas Utility Commission issued a number of new rules and determinations in implementing the Texas electric restructuring law.

     The Texas electric restructuring law defined the process for competition and created a transition period during which most utility rates were frozen at rates not in excess of their then-current levels. The Texas electric restructuring law provided for utilities to recover their generation related stranded costs and regulatory assets (as defined in the Texas electric restructuring law).

     Unbundling. As of January 1, 2002, electric utilities in Texas such as the Company unbundled their businesses in order to separate power generation, transmission and distribution, and retail activities into different units. Pursuant to the Texas electric restructuring law, CenterPoint Energy submitted a plan in January 2000 that was later amended and updated to accomplish the required separation (the business separation plan). The Company continues to be subject to cost-of-service rate regulation and is responsible for the transmission and distribution of electricity to retail customers. The Company transferred its Texas generation facilities that were formerly part of Reliant Energy HL&P (Texas generation business) to Texas Genco in connection with the Restructuring.

     Transmission and Distribution Rates. All retail electric providers in the Company's service area pay the same rates and other charges for transmission and distribution services.

     The Company's distribution rates charged to retail electric providers are generally based on amounts of energy delivered. The Company's transmission rates charged to other distribution companies are based on amounts of energy transmitted under "postage stamp" rates that do not vary with the distance the energy is being transmitted. All distribution companies in ERCOT pay the Company the same rates and other charges for transmission services. The transmission and distribution rates for the Company have been in effect since January 1, 2002, when electric competition began. This regulated delivery charge includes the transmission and distribution rate (which includes costs for nuclear decommissioning and municipal franchise fees), a system benefit fund fee imposed by the Texas electric restructuring law, a transition charge associated with securitization of regulatory assets and an excess mitigation credit imposed by the Texas Utility Commission.

     Stranded Costs. The Company will be entitled to recover its stranded costs (the excess of net regulatory book value of historical generation assets (as defined by the Texas electric restructuring law) over the market value of those assets) and its regulatory assets related to generation. The Texas electric restructuring law prescribes specific methods for determining the amount of stranded costs and the details for their recovery.

           CENTERPOINT ENERGY HOUSTON ELECTRIC, LLC AND SUBSIDIARIES
       (AN INDIRECT WHOLLY OWNED SUBSIDIARY OF CENTERPOINT ENERGY, INC.)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

During the transition period to deregulation (the Transition Period), which included 1998 and the first six months of 1999, and extending through the base rate freeze period from July 1999 through 2001, the Texas electric restructuring law provided that earnings above a stated overall annual rate of return on invested capital be used to recover CenterPoint Energy's investment in generation assets (Accelerated Depreciation). In addition, during the Transition Period, the redirection of depreciation expense to generation assets that the Company would otherwise apply to transmission, distribution and general plant assets was permitted for regulatory purposes (Redirected Depreciation). Please read the discussion of the accounting treatment for depreciation for financial reporting purposes below under "-- Accounting." The Company cannot predict the amount, if any, of these costs that may not be recovered.

     In accordance with the Texas electric restructuring law, beginning on January 1, 2002, and ending December 31, 2003, any difference between market power prices received in Texas Genco's generation capacity auctions mandated by the Texas electric restructuring law and the Texas Utility Commission's earlier estimates of those prices will be included in the 2004 stranded cost true-up proceeding, as further discussed below. This component of the true-up is intended to ensure that neither the customers nor CenterPoint Energy is disadvantaged economically as a result of the two-year transition period by providing this pricing structure.

     On October 24, 2001, CenterPoint Energy Transition Bond Company, LLC (Bond Company), a Delaware limited liability company and wholly owned subsidiary of the Company, issued $749 million aggregate principal amount of its Series 2001-1 Transition Bonds (Transition Bonds) pursuant to a financing order of the Texas Utility Commission. Classes of the bonds have final maturity dates of September 15, 2007, September 15, 2009, September 15, 2011 and September 15, 2015, and bear interest at rates of 3.84%, 4.76%, 5.16% and 5.63%, respectively. Scheduled payments on the bonds are from 2002 through 2013. Net proceeds to the Bond Company from the issuance were $738 million. The Bond Company paid the Company $738 million for the transition property. Proceeds were used for general corporate purposes, including the repayment of indebtedness.

     The Transition Bonds are secured primarily by the "transition property," which includes the irrevocable right to recover, through non-bypassable transition charges payable by certain retail electric customers, the qualified costs of the Company authorized by the financing order. The holders of the Bond Company's bonds have no recourse to any assets or revenues of the Company, and the creditors of the Company have no recourse to any assets or revenues (including, without limitation, the transition charges) of the Bond Company. The Company has no payment obligations with respect to the Transition Bonds except to remit collections of transition charges as set forth in a servicing agreement between the Company and the Bond Company and in an intercreditor agreement among the Company, the Bond Company and other parties.

     The non-bypassable transition charges are required by the financing order to be trued-up annually, effective November 1, for the term of the transition charge. The Company filed an annual true-up with the Texas Utility Commission on August 2, 2002 for transition charges that became effective November 1, 2002.

     Costs associated with nuclear decommissioning will continue to be subject to cost-of-service rate regulation and are included in a charge to transmission and distribution customers. For further discussion of the effect of the business separation plan on funding of the nuclear decommissioning trust fund, see Note 4(b).

     True-Up Proceeding. The Texas electric restructuring law and current Texas Utility Commission implementation guidance provide for a true-up proceeding to be initiated in or after January 2004. The purpose of the true-up proceeding is to quantify and reconcile the amount of stranded costs, the capacity auction true-up, unreconciled fuel costs (see Note 3(e)), and other regulatory assets associated with the Company's former electric generating operations that were not previously securitized through the Transition Bonds. The 2004 true-up proceeding will result in either additional charges being assessed on or credits being

           CENTERPOINT ENERGY HOUSTON ELECTRIC, LLC AND SUBSIDIARIES
       (AN INDIRECT WHOLLY OWNED SUBSIDIARY OF CENTERPOINT ENERGY, INC.)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

issued to certain retail electric customers. CenterPoint Energy appealed the Texas Utility Commission's true-up rule on the basis that there are no negative stranded costs, that CenterPoint Energy should be allowed to collect interest on stranded costs, and that the premium on the partial stock valuation applies to only the equity of Texas Genco, not equity plus debt. The Texas court of appeals issued a decision on February 6, 2003 upholding the rule in part and reversing in part. The court ruled that there are no negative stranded costs and that the premium on the partial stock valuation applies only to equity. The court upheld the Texas Utility Commission's rule that interest on stranded costs begins upon the date of the final true-up order. On February 21, 2003, CenterPoint Energy filed a motion for rehearing on the issue that interest on amounts determined in the true-up proceeding should accrue from an earlier date. CenterPoint Energy has not accrued interest in its consolidated financial statements, but estimates that interest could be material. If the court of appeals denies CenterPoint Energy's motion, then CenterPoint Energy will have 45 days to appeal to the Texas Supreme Court. CenterPoint Energy has not decided what action, if any, it will take if the motion for rehearing is denied.

     Accounting. Historically, CenterPoint Energy has applied the accounting policies established in SFAS No. 71. Effective June 30, 1999, CenterPoint Energy applied SFAS No. 101 to Texas Genco.

     In 1999, CenterPoint Energy evaluated the effects that the Texas electric restructuring law would have on the recovery of its generation related regulatory assets and liabilities. CenterPoint Energy determined that a pre-tax accounting loss of $282 million existed because it believes only the economic value of its generation related regulatory assets (as defined by the Texas electric restructuring law) will be recoverable. Therefore, the Company recorded a $183 million after-tax extraordinary loss in the fourth quarter of 1999. Pursuant to EITF Issue No. 97-4 "Deregulation of the Pricing of
Electricity -- Issues Related to the Application of FASB Statements No. 71 and No. 101" (EITF No. 97-4), the remaining recoverable regulatory assets are now associated with the Company. For details regarding the Company's regulatory assets, see Note 3(e).

     At June 30, 1999, CenterPoint Energy performed an impairment test of its previously regulated electric generation assets pursuant to SFAS No. 121 on a plant specific basis. Under SFAS No. 121, an asset is considered impaired, and should be written down to fair value, if the future undiscounted net cash flows expected to be generated by the use of the asset are insufficient to recover the carrying amount of the asset. For assets that are impaired pursuant to SFAS No. 121, CenterPoint Energy determined the fair value for each generating plant by estimating the net present value of future cash flows over the estimated life of each plant. CenterPoint Energy determined that $797 million of electric generation assets was impaired in 1999. The Texas electric restructuring law provides for recovery of this impairment through regulated cash flows during the transition period and through charges to transmission and distribution customers. As such, a regulatory asset for an amount equal to Texas Genco's impairment loss and was included on the Company's Consolidated Balance Sheets as a regulatory asset. The Company recorded amortization expense related to the recoverable impaired plant costs and other assets created from discontinuing SFAS No. 71 of $221 million during the six months ended December 31, 1999, $329 million in 2000 and $247 million in 2001.

     The impairment analysis requires estimates of possible future market prices, load growth, competition and many other factors over the lives of the plants. The resulting impairment loss is highly dependent on these underlying assumptions. In addition, after January 10, 2004, the Company must finalize and reconcile stranded costs (as defined by the Texas electric restructuring law) in a filing with the Texas Utility Commission. Any positive difference between the regulatory net book value and the fair market value of the generation assets (as defined by the Texas electric restructuring law) will be collected through future charges. Any overmitigation of stranded costs may be refunded by a reduction in future charges. This final reconciliation allows alternative methods of third party valuation of the fair market value of these assets, including outright sale, stock valuations and asset exchanges.

           CENTERPOINT ENERGY HOUSTON ELECTRIC, LLC AND SUBSIDIARIES
       (AN INDIRECT WHOLLY OWNED SUBSIDIARY OF CENTERPOINT ENERGY, INC.)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

     In order to reduce potential exposure to stranded costs related to generation assets, the Company recognized Redirected Depreciation of $195 million and $99 million 1998 and for the six months ended June 30, 1999, respectively, for regulatory and financial reporting purposes. This redirection was in accordance with the Company's Transition Plan. Subsequent to June 30, 1999, Redirected Depreciation expense could no longer be recorded by CenterPoint Energy's electric generation business for financial reporting purposes as these operations are no longer accounted for under SFAS No. 71. During the six months ended December 31, 1999 and during 2000 and 2001, $99 million, $218 million and $230 million in depreciation expense, respectively, was redirected from transmission and distribution for regulatory and financial reporting purposes and was established as an embedded regulatory asset included in transmission and distribution related plant and equipment balances. As of December 31, 2001, the cumulative amount of Redirected Depreciation for regulatory purposes was $841 million, prior to the effects of the October 3, 2001 order discussed below.

     Additionally, as allowed by the Texas Utility Commission, in an effort to further reduce potential exposure to stranded costs related to generation assets, the Company recorded Accelerated Depreciation of $194 million and $104 million in 1998 and for the six months ended June 30, 1999, respectively, for regulatory and financial reporting purposes. Accelerated Depreciation expense was recorded in accordance with the Company's Transition Plan during this period. Subsequent to June 30, 1999, Accelerated Depreciation expense could no longer be recorded by CenterPoint Energy's electric generation business for financial reporting purposes, as these operations are no longer accounted for under SFAS No. 71. During the six months ended December 31, 1999 and during 2000 and 2001, $179 million, $385 million and $264 million, respectively, of Accelerated Depreciation was recorded for regulatory reporting purposes, reducing the regulatory book value of the Company's stranded costs recovery.

     The Texas Utility Commission issued a final order on October 3, 2001 (October 3, 2001 Order) that established the transmission and distribution utility rates that became effective in January 2002. In this Order, the Texas Utility Commission found that the Company had overmitigated its stranded costs by redirecting transmission and distribution depreciation and by accelerating depreciation of generation assets as provided under the Transition Plan and Texas electric restructuring law. As a result of the October 3, 2001 Order, the Company was required to reverse the $841 million embedded regulatory asset related to Redirected Depreciation, thereby reducing the net book value of transmission and distribution assets. The Company was required to record a regulatory liability of $1.1 billion related to Accelerated Depreciation. The October 3, 2001 Order requires this amount to be refunded through excess mitigation credits to certain retail electric customers during a seven-year period which began in January 2002.

     As of December 31, 2002, in contemplation of the 2004 true-up proceeding, the Company has recorded a regulatory asset of $2.0 billion representing the estimated future recovery of previously incurred stranded costs, which includes $1.1 billion of previously recorded Accelerated Depreciation plus Redirected Depreciation, both reversed in 2001. Offsetting this regulatory asset is a $969 million regulatory liability to refund the excess mitigation to ratepayers. This estimated recovery is based upon current projections of the market value of CenterPoint Energy's Texas generation assets to be covered by the 2004 true-up proceeding calculations. The regulatory liability reflects a current refund obligation arising from prior mitigation of stranded costs deemed excessive by the Texas Utility Commission. The Company began refunding excess mitigation credits with January 2002 bills. These credits are to be refunded over a seven-year period. Because accounting principles generally accepted in the United States of America require the Company to estimate fair market values in advance of the final reconciliation, the financial impacts of the Texas electric restructuring law with respect to the final determination of stranded costs in the 2004 true-up proceeding are subject to material changes. Factors affecting such changes may include estimation risk, uncertainty of future energy and commodity prices and the economic lives of the plants. If events were to occur that made the recovery of some of the remaining generation related regulatory assets no longer probable, the Company would write off the unrecoverable balance of such assets as a charge against earnings.

           CENTERPOINT ENERGY HOUSTON ELECTRIC, LLC AND SUBSIDIARIES
       (AN INDIRECT WHOLLY OWNED SUBSIDIARY OF CENTERPOINT ENERGY, INC.)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

  (b) AGREEMENTS RELATED TO TEXAS GENERATING ASSETS

     Texas Genco is the beneficiary of the decommissioning trust that has been established to provide funding for decontamination and decommissioning of the South Texas Project in which Texas Genco owns a 30.8% interest. The Company collects through rates or other authorized charges to its electric utility customers amounts designated for funding the decommissioning trust, and pays the amounts to Texas Genco. Texas Genco in turn deposits these amounts into the decommissioning trust. Upon decommissioning of the facility, in the event funds from the trust are inadequate, the Company or its successor will be required to collect through rates or other authorized charges to customers as contemplated by the Texas Utilities Code all additional amounts required to fund Texas Genco's obligations relating to the decommissioning of the facility. Following the completion of the decommissioning, if surplus funds remain in the decommissioning trust, the excess will be refunded to the ratepayers of the Company or its successor.

  (c) CENTERPOINT HOUSTON REGULATORY FILINGS

     Texas Genco and the Company filed their joint application to reconcile fuel revenues and expenses with the Texas Utility Commission on July 1, 2002. This final fuel reconciliation filing covers reconcilable fuel revenue, fuel expense and interest of approximately $8.5 billion incurred from August 1, 1997 through January 30, 2002. Also included in this amount is an under-recovery of $94 million, which was the balance at July 31, 1997 as approved in the Company's last fuel reconciliation. On January 28, 2003, a settlement agreement was reached under which it was agreed that certain items totaling $24 million were written off during the fourth quarter of 2002 and items totaling $203 million will be carried forward for resolution by the Texas Utility Commission in late 2003 or early 2004.

(5) RELATED PARTY TRANSACTIONS

     From time to time, the Company has advanced money to, or borrowed money from, CenterPoint Energy or its subsidiaries. As of December 31, 2001, the Company had net accounts payable of $40 million included in accounts payable-affiliated companies. As of December 31, 2002, the Company had net short-term borrowings of $226 million included in notes payable-affiliated companies. As of December 31, 2002, the Company had net accounts payable of $44 million included in accounts payable-affiliated companies. As of December 31, 2002, the Company had net short-term notes payables of $48 million and $167 million current portion of long-term note payable to affiliate included in notes payable-affiliated companies. As of December 31, 2001, the Company had net long-term borrowings, included in notes payable-affiliated companies, totaling $11 million. As of December 31, 2002, the Company had a $815 million long-term note receivable from affiliate, as further discussed below, and a $1.1 billion long-term note payable to affiliate as further discussed in Note 6. Net interest expense on these borrowings was $27 million, $30 million and $72 million in 2000, 2001 and 2002, respectively.

     Prior to August 31, 2002, the Company had $737 million invested in a money fund through which the Company and certain of its affiliates could borrow and/or invest on a short-term basis. At the time of the Restructuring, the Company converted a money fund investment into a $750 million note receivable from CenterPoint Energy payable on demand and bearing interest at the prime rate, leaving $13 million borrowed from the money fund. Since August 31, 2002, the Company has been a participant in the CenterPoint Energy money pool. The $750 million note receivable is included in long-term notes receivable from affiliate in the Consolidated Balance Sheets because the Company does not plan to demand repayment of the note within the next twelve months.

     In 2002, revenues derived from energy delivery charges provided by the Company to a subsidiary of Reliant Resources, Inc. (Reliant Resources), a former affiliate, totaled $940 million.

           CENTERPOINT ENERGY HOUSTON ELECTRIC, LLC AND SUBSIDIARIES
       (AN INDIRECT WHOLLY OWNED SUBSIDIARY OF CENTERPOINT ENERGY, INC.)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

     Although the former retail sales business is no longer conducted by the Company, retail customers remained regulated customers of the Company through the date of their first meter reading in January 2002. During this transition period, the Company purchased $48 million of power from Texas Genco.

     In 2000 and 2001, a subsidiary of Reliant Resources, a former affiliate, provided certain support services to the Company totaling $22 million and $53 million, respectively.

     CenterPoint Energy provides some corporate services to the Company. The costs of services have been directly charged to the Company using methods that management believes are reasonable. These methods include negotiated usage rates, dedicated asset assignment, and proportionate corporate formulas based on assets, operating expenses and employees. These charges are not necessarily indicative of what would have been incurred had the Company not been an affiliate. Amounts charged to the Company for these services were $116 million for 2002 and are included primarily in operation and maintenance expenses.

(6) LONG-TERM DEBT AND SHORT-TERM BORROWINGS

                                                      DECEMBER 31, 2001        DECEMBER 31, 2002
                                                    ----------------------   ----------------------
                                                    LONG-TERM   CURRENT(1)   LONG-TERM   CURRENT(1)
                                                    ---------   ----------   ---------   ----------
                                                                     (IN MILLIONS)
Short-term borrowings:
  Commercial paper................................   $   --        $164       $   --        $ --
                                                     ------        ----       ------        ----
     Total short-term borrowings..................       --         164           --          --
Long-term debt:
  Medium-term notes and pollution control bonds
     4.90% to 6.70% due 2003 to 2027 (2)(3).......      547          --           --          --
  Pollution control bonds 4.70% to 5.95% due 2011
     to 2030......................................    1,046         100           --          --
  First mortgage bonds 7.50% to 9.15% due 2021 to
     2023(3)......................................      615          --          615          --
  Term loan, LIBOR plus 9.75%, due 2005(4)........       --          --        1,310          --
  Series 2001-1 Transition Bonds 3.84% to 5.63%
     due 2002 to 2013(5)..........................      736          13          717          19
  Debentures 7.40% due 2002.......................       --         300           --          --
  Other...........................................        3           1           (1)         --
                                                     ------        ----       ------        ----
     Long-term debt to third parties..............    2,947         414        2,641          19
     Note payable to affiliate 4.90% to
       6.70%(6)...................................       11          --          916         167
                                                     ------        ----       ------        ----
     Total borrowings.............................   $2,958        $578       $3,557        $186
                                                     ======        ====       ======        ====

---------------

(1) Includes amounts due within one year of the date noted.

(2) These series of debt are secured by the Company's first mortgage bonds.

(3) The December 31, 2001 debt balances have been reclassified to give effect to the Restructuring, which occurred on August 31, 2002.

(4) LIBOR has a minimum rate of 3%. This collateralized term loan is secured by the Company's general mortgage bonds.

(5) The Series 2001-1 Transition Bonds were issued by one of the Company's subsidiaries, and are non-recourse to the Company. For further discussion of the securitization financing, see Note 4(a).

           CENTERPOINT ENERGY HOUSTON ELECTRIC, LLC AND SUBSIDIARIES
       (AN INDIRECT WHOLLY OWNED SUBSIDIARY OF CENTERPOINT ENERGY, INC.)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

(6) Of the total $1.1 billion notes payable to affiliate at December 31, 2002, $547 million has the same principal amounts and interest rates as the medium-term notes and pollution control bonds of CenterPoint Energy that are secured by first mortgage bonds of CenterPoint Houston.

  Assumption and Release of Certain Debt

     In connection with the Restructuring, Reliant Energy transferred assets and subsidiaries to CenterPoint Energy or its subsidiaries and became a subsidiary of CenterPoint Energy. As part of the Restructuring, each share of Reliant Energy common stock was converted into one share of CenterPoint Energy common stock. The Company's operating subsidiaries which were distributed in connection with the Restructuring and presented as discontinued operations included $2.1 billion of indebtedness. An additional $1.9 billion of indebtedness was assumed by CenterPoint Energy at the time of the Restructuring, consisting of $1.6 billion of debt and $0.3 billion of trust preferred securities that were reflected in continuing operations in the Company's Consolidated Balance Sheet as of December 31, 2001. Additionally, at Restructuring the Company issued a $1.6 billion note payable to CenterPoint Energy. CenterPoint Energy also assumed a $2.5 billion Senior A Credit Agreement, dated as of July 13, 2001 among Houston Industries FinanceCo LP (a subsidiary of Reliant Energy), Reliant Energy and the lender parties thereto, and a $1.8 billion Senior B Credit Agreement, dated as of July 13, 2001 among Houston Industries FinanceCo LP, Reliant Energy and the lender parties thereto.

  Bank Loans

     As of December 31, 2002, the Company had no bank loans or revolving credit facilities. At December 31, 2002, the Company had short-term loans from affiliates of $48 million. The weighted average interest rate on the Company's short-term borrowings at December 31, 2001 and 2002 was 3.36% and 6.2%, respectively. At December 31, 2001, the Company had a $400 million credit facility, which was replaced on October 10, 2002 by an $850 million secured credit facility which was subsequently repaid on November 12, 2002 as discussed below.

     In February 2003, the Company obtained a $75 million revolving credit facility that terminates on April 30, 2003. A condition precedent to utilizing the facility is that security in the form of general mortgage bonds must be delivered to the lender. Rates for borrowings under this facility, including the facility fee, will be LIBOR plus 250 basis points.

  Money Pool Borrowings

     On December 31, 2002, the Company had borrowed $48 million from its affiliates. The Company participates in a "money pool" through which it can borrow or invest on a short-term basis. Funding needs are aggregated and external borrowing or investing is based on the net cash position. The money pool's net funding requirements are generally met with short-term borrowings of CenterPoint Energy. The terms of the money pool are in accordance with requirements applicable to registered public utility holding companies under the 1935 Act.

           CENTERPOINT ENERGY HOUSTON ELECTRIC, LLC AND SUBSIDIARIES
       (AN INDIRECT WHOLLY OWNED SUBSIDIARY OF CENTERPOINT ENERGY, INC.)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

  Long-term Debt

     The following table shows future maturity dates of long-term debt issued by CenterPoint Houston and expected future maturity dates of the Transition Bonds issued by the Bond Company as of December 31, 2002. Amounts are expressed in thousands.

                              CENTERPOINT HOUSTON
                            ------------------------                TRANSITION
YEAR                        THIRD-PARTY   AFFILIATE    SUB-TOTAL      BONDS        TOTAL
----                        -----------   ----------   ----------   ----------   ----------
2003......................                $  166,600   $  166,600    $ 18,722    $  185,322
2004......................                                             41,189        41,189
2005......................  $1,310,000                  1,310,000      46,806     1,356,806
2006......................                                             54,295        54,295
2007......................                                             59,912        59,912
2008......................                                             65,529        65,529
2009......................                                             73,018        73,018
2010......................                                             80,506        80,506
2011......................                                             87,995        87,995
2012......................                    45,570       45,570      99,229       144,799
2013......................                                            108,590       108,590
2015......................                   150,850      150,850                   150,850
2017......................                   127,385      127,385                   127,385
2021......................     102,442                    102,442                   102,442
2022......................      62,275                     62,275                    62,275
2023......................     450,000                    450,000                   450,000
2027......................                    56,095       56,095                    56,095
2028......................                   536,500      536,500                   536,500
                            ----------    ----------   ----------    --------    ----------
Total.....................  $1,924,717    $1,083,000   $3,007,717    $735,791    $3,743,508
                            ==========    ==========   ==========    ========    ==========

     First mortgage bonds in an aggregate principal amount of $615 million have been issued directly to third parties. External debt of $1.3 billion maturing in 2005 is senior and secured by general mortgage bonds. The affiliate debt is senior and unsecured.

     As of October 10, 2002, CenterPoint Houston increased the size of its credit facility to $850 million in connection with the amendment and extension of its bank facility and the bank facilities of its parent. Proceeds from the loan were used to (1) repay maturing loans under a $400 million credit facility and (2) repay $450 million of the note payable to CenterPoint Energy. The $850 million facility was secured by $850 million aggregate principal amount of CenterPoint Houston's general mortgage bonds issued under CenterPoint Houston's General Mortgage dated as of October 10, 2002. The lien of the General Mortgage is junior to that of CenterPoint Houston's Mortgage and Deed of Trust dated as of November 1, 1944. The $850 million of general mortgage bonds was released by the banks upon the November 2002 repayment and termination of the facility using proceeds from CenterPoint Houston's $1.3 billion collateralized term loan as discussed below.

     On November 12, 2002, CenterPoint Houston entered into a $1.3 billion collateralized term loan maturing November 2005. The interest rate on the loan is the London inter-bank offered rate (LIBOR) plus 9.75%, subject to a minimum rate of 12.75%. The loan is secured by CenterPoint Houston's general mortgage bonds. Proceeds from the loan were used to (1) repay CenterPoint Houston's $850 million term loan as

           CENTERPOINT ENERGY HOUSTON ELECTRIC, LLC AND SUBSIDIARIES
       (AN INDIRECT WHOLLY OWNED SUBSIDIARY OF CENTERPOINT ENERGY, INC.)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

discussed above, (2) repay $100 million of intercompany notes maturing in 2028,
(3) repay $300 million of debt that matured on November 15, 2002 and (4) pay transaction costs. The loan agreement contains various business and financial covenants including a covenant restricting CenterPoint Houston's debt, excluding transition bonds, as a percent of its total capitalization to 68%. The loan agreement also limits incremental secured debt that may be issued by CenterPoint Houston to $300 million.

     Other than the affiliate notes due 2028, the amounts, maturities and interest rates of the intercompany debt payable to CenterPoint Energy of $547 million effectively match the amounts, maturities and interest rates of medium-term notes and certain pollution control bond obligations of CenterPoint Energy that are secured by the Company's first mortgage bonds in the same amounts in the table below.

     The following table shows the maturity dates of the $1.1 billion of first mortgage bonds and general mortgage bonds that the Company has issued as collateral for long-term debt of CenterPoint Energy. These bonds are not reflected on the financial statements of CenterPoint Houston because of the contingent nature of the obligations. Amounts are expressed in thousands.

YEAR                                FIRST MORTGAGE BONDS   GENERAL MORTGAGE BONDS     TOTAL
----                                --------------------   ----------------------   ----------
2003..............................        $166,600                                  $  166,600
2011..............................                                $ 19,200              19,200
2012..............................          45,570                                      45,570
2015..............................         150,850                                     150,850
2017..............................         127,385                                     127,385
2018..............................                                  50,000              50,000
2019..............................                                 200,000             200,000
2020..............................                                  90,000              90,000
2026..............................                                 100,000             100,000
2027..............................          56,095                                      56,095
2028..............................                                  68,000              68,000
                                          --------                --------          ----------
Total.............................        $546,500                $527,200          $1,073,700
                                          ========                ========          ==========

     The aggregate amount of additional general mortgage bonds and first mortgage bonds that could be issued is approximately $900 million based on estimates of the value of property encumbered by the general mortgage, the cost of such property and the 70% bonding ratio contained in the general mortgage. The issuance of additional first mortgage and general mortgage bonds is currently contractually limited to an additional $300 million in general mortgage bonds. As of December 31, 2002, outstanding first mortgage bonds and general mortgage bonds aggregated approximately $3.0 billion.

     The Bond Company has $736 million aggregate principal amount of outstanding Transition Bonds. Classes of the Transition Bonds have final maturity dates of September 15, 2007, September 15, 2009, September 15, 2011 and September 15, 2015 and bear interest at rates of 3.84%, 4.76%, 5.16% and 5.63%, respectively. The Transition Bonds are secured by "transition property," as defined in the Texas electric restructuring law, which includes the irrevocable right to recover, through non-bypassable transition charges payable by retail electric customers, qualified costs provided in the Texas electric restructuring law and a tariff issued by the Texas Utility Commission. The Transition Bonds are reported as CenterPoint Houston's long-term debt, although the holders of the Transition Bonds have no recourse to any of CenterPoint Houston's assets or revenues, and CenterPoint Houston's creditors have no recourse to any assets or revenues (including, without limitation, the transition charges) of the Bond Company. CenterPoint Houston has no payment obligations with respect to the Transition Bonds except to remit collections of transition charges as set forth in

           CENTERPOINT ENERGY HOUSTON ELECTRIC, LLC AND SUBSIDIARIES
       (AN INDIRECT WHOLLY OWNED SUBSIDIARY OF CENTERPOINT ENERGY, INC.)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

a servicing agreement between CenterPoint Houston and the Bond Company and in an intercreditor agreement among CenterPoint Houston, our indirect transition bond subsidiary and other parties.

     Liens. The Company's assets are subject to liens securing approximately $1.2 billion of first mortgage bonds. Sinking or improvement fund and replacement fund requirements on the first mortgage bonds may be satisfied by certification of property additions. Sinking fund and replacement fund requirements for 2000, 2001 and 2002 have been satisfied by certification of property additions. The replacement fund requirement to be satisfied in 2003 is approximately $347 million, and the sinking fund requirement to be satisfied in 2003 is approximately $15 million. The Company expects to meet these 2003 obligations by certification of property additions. The Company's assets are subject to liens securing approximately $1.8 billion of general mortgage bonds, which are junior to the liens of the first mortgage bonds.

(7) TRUST PREFERRED SECURITIES

     As part of the Restructuring on August 31, 2002, CenterPoint Energy assumed the junior subordinated debt obligations related to trust preferred securities from the Company. For additional information on the Restructuring, see Note 1.

(8) EMPLOYEE BENEFIT PLANS

  (a) PENSION PLANS

     Substantially all of the Company's employees participate in CenterPoint Energy's qualified non-contributory pension plan. Under the cash balance formula, participants accumulate a retirement benefit based upon 4% of eligible earnings and accrued interest. Prior to 1999, the pension plan accrued benefits based on years of service, final average pay and covered compensation. As a result, certain employees participating in the plan as of December 31, 1998 are eligible to receive the greater of the accrued benefit calculated under the prior plan through 2008 or the cash balance formula.

     CenterPoint Energy's funding policy is to review amounts annually in accordance with applicable regulations in order to achieve adequate funding of projected benefit obligations. Pension expense is allocated to the Company based on covered employees. This calculation is intended to allocate pension costs in the same manner as a separate employer plan. Assets of the plan are not segregated or restricted by CenterPoint Energy's participating subsidiaries. Pension benefit was $10 million and $6 million for the years ended December 31, 2000 and 2001, respectively. The Company recognized pension expense of $7 million for the year ended December 31, 2002.

     In addition to the Plan, the Company participates in CenterPoint Energy's non-qualified pension plan, which allows participants to retain the benefits to which they would have been entitled under the qualified pension plan except for federally mandated limits on these benefits or on the level of salary on which these benefits may be calculated. The expense associated with the non-qualified pension plan was $3 million in 2000 and less than $1 million in 2001 and 2002.

     As of December 31, 2001, CenterPoint Energy allocated $83 million of pension assets, $7 million of non-qualified pension liabilities and $2 million of minimum pension liabilities to the Company. As of December 31, 2002, CenterPoint Energy has not allocated such pension assets or liabilities to the Company. This change in method of allocation had no impact on pension expense recorded for the year ended December 31, 2002.

           CENTERPOINT ENERGY HOUSTON ELECTRIC, LLC AND SUBSIDIARIES
       (AN INDIRECT WHOLLY OWNED SUBSIDIARY OF CENTERPOINT ENERGY, INC.)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

  (b) SAVINGS PLAN

     The Company participates in CenterPoint Energy's qualified savings plan, which includes a cash or deferred arrangement under Section 401(k) of the Internal Revenue Code of 1986, as amended. Under the plan, participating employees may contribute a portion of their compensation, on a pre-tax or after-tax basis, generally up to a maximum of 16% of compensation. The Company matches 75% of the first 6% of each employee's compensation contributed. The Company may contribute an additional discretionary match of up to 50% of the first 6% of each employee's compensation contributed. These matching contributions are fully vested at all times. A substantial portion of the matching contribution is initially invested in CenterPoint Energy common stock. CenterPoint Energy allocates to the Company the savings plan benefit expense related to the Company's employees.

     Savings plan benefit expense was $14 million, $10 million and $14 million for the years ended December 31, 2000, 2001 and 2002, respectively.

  (c) POSTRETIREMENT BENEFITS

     The Company's employees participate in CenterPoint Energy's plans which provide certain healthcare and life insurance benefits for retired employees on a contributory and non-contributory basis. Employees become eligible for these benefits if they have met certain age and service requirements at retirement, as defined in the plans. Under plan amendments effective in early 1999, health care benefits for future retirees were changed to limit employer contributions for medical coverage. Such benefit costs are accrued over the active service period of employees.

     The Company is required to fund a portion of its obligations in accordance with rate orders. All other obligations are funded on a pay-as-you-go basis.

     The net postretirement benefit cost includes the following components:

                                                               YEAR ENDED DECEMBER 31,
                                                              -------------------------
                                                              2000      2001      2002
                                                              -----     -----     -----
                                                                    (IN MILLIONS)
Service cost -- benefits earned during the period...........   $ 1       $ 1       $ 1
Interest cost on projected benefit obligation...............    10        11        13
Expected return on plan assets..............................    (6)       (6)       (7)
Net amortization............................................     7         7         6
                                                               ---       ---       ---
Net postretirement benefit cost.............................   $12       $13       $13
                                                               ===       ===       ===

           CENTERPOINT ENERGY HOUSTON ELECTRIC, LLC AND SUBSIDIARIES
       (AN INDIRECT WHOLLY OWNED SUBSIDIARY OF CENTERPOINT ENERGY, INC.)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

     Following are the Company's reconciliations of beginning and ending balances of its postretirement benefit plans benefit obligation, plan assets and funded status for 2001 and 2002.

                                                                YEAR ENDED
                                                               DECEMBER 31,
                                                              ---------------
                                                               2001     2002
                                                              ------   ------
                                                               (IN MILLIONS)
CHANGE IN BENEFIT OBLIGATION
Benefit obligation, beginning of year.......................  $  153   $  173
Service cost................................................       1        1
Interest cost...............................................      11       13
Participant contributions...................................       2        2
Benefits paid...............................................      (3)      (4)
Actuarial loss (gain).......................................       9       (9)
                                                              ------   ------
Benefit obligation, end of year.............................  $  173   $  176
                                                              ======   ======
CHANGE IN PLAN ASSETS
Plan assets, beginning of year..............................  $   63   $   72
Employer contributions......................................      13       10
Participant contributions...................................       2        2
Benefits paid...............................................      (3)      (4)
Actual investment return....................................      (3)      (6)
                                                              ------   ------
Plan assets, end of year....................................  $   72   $   74
                                                              ======   ======
RECONCILIATION OF FUNDED STATUS
Funded status...............................................  $ (101)  $ (102)
Unrecognized transition obligation..........................      52       48
Unrecognized prior service cost.............................      24       22
Unrecognized actuarial loss.................................      --        4
                                                              ------   ------
Net amount recognized at end of year........................  $  (25)  $  (28)
                                                              ======   ======
ACTUARIAL ASSUMPTIONS
Discount rate...............................................    7.25%    6.75%
Expected long-term rate of return on assets.................     9.5%     9.0%

     For the year ended December 31, 2001, the assumed health care cost trend rates were 7.5% for participants under age 65 and 8.5% for participants age 65 and over. For the year ended December 31, 2002, the assumed health cost trend rate was increased to 12% for all participants. The health care cost trend rates decline by .75% annually to 5.5% by 2011.

     If the health care cost trend rate assumptions were increased by 1%, the accumulated postretirement benefit obligation as of December 31, 2002 would increase by approximately 4.4%. The annual effect of the 1% increase on the total of the service and interest costs would be an increase of approximately 3.7%. If the health care cost trend rate assumptions were decreased by 1%, the accumulated postretirement benefit obligation as of December 31, 2002 would decrease by approximately 4.4%. The annual effect of the 1% decrease on the total of the service and interest costs would be a decrease of 3.7%.

           CENTERPOINT ENERGY HOUSTON ELECTRIC, LLC AND SUBSIDIARIES
       (AN INDIRECT WHOLLY OWNED SUBSIDIARY OF CENTERPOINT ENERGY, INC.)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

     The Company's postretirement obligation is presented as a liability in the Consolidated Balance Sheet under the caption Benefit Obligations.

  (d) POSTEMPLOYMENT BENEFITS

     The Company provides postemployment benefits through CenterPoint Energy's plans for former or inactive employees, their beneficiaries and covered dependents, after employment but before retirement (primarily health care and life insurance benefits for participants in the long-term disability plan). Postemployment benefits costs were $3 million and $6 million for the years ended December 31, 2001 and 2002, respectively. The Company recognized postemployment benefit income of $1 million for the year ended December 31, 2000.

  (e) OTHER NON-QUALIFIED PLANS

     The Company participates in CenterPoint Energy's deferred compensation plans which permit eligible participants to elect each year to defer a percentage of that year's salary and up to 100% of that year's annual bonus. In general, employees who attain the age of 60 during employment and participate in CenterPoint Energy's deferred compensation plans may elect to have their deferred compensation amounts repaid in (a) fifteen equal annual installments commencing at the later of age 65 or termination of employment or (b) a lump-sum distribution following termination of employment. Interest generally accrues on deferrals at a rate equal to the average Moody's Long-Term Corporate Bond Index plus 2%, determined annually until termination when the rate is fixed at the rate in effect for the plan year immediately prior to that in which a participant attains age 65. The Company recorded interest expense related to its deferred compensation obligation of $3 million, $2 million and $2 million for the years ended December 31, 2000, 2001 and 2002, respectively. The discounted deferred compensation obligation recorded by the Company was $41 million and $19 million as of December 31, 2001 and 2002, respectively.

  (f) OTHER EMPLOYEE MATTERS

     As of December 31, 2002, the Company employed approximately 3,286 people. Of these employees, approximately 47% are covered by collective bargaining agreements which will expire in May 2003.

(9) INCOME TAXES

     The Company's current and deferred components of income tax expense are as follows:

                                                               YEAR ENDED DECEMBER 31,
                                                              -------------------------
                                                               2000     2001      2002
                                                              ------   -------   ------
                                                                    (IN MILLIONS)
Federal
  Total current.............................................   $170     $ 360     $(62)
  Total deferred............................................     63      (132)     348
                                                               ----     -----     ----
Income tax expense..........................................   $233     $ 228     $286
                                                               ====     =====     ====

           CENTERPOINT ENERGY HOUSTON ELECTRIC, LLC AND SUBSIDIARIES
       (AN INDIRECT WHOLLY OWNED SUBSIDIARY OF CENTERPOINT ENERGY, INC.)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

     A reconciliation of the federal statutory income tax rate to the effective income tax rate is as follows:

                                                              YEAR ENDED DECEMBER 31,
                                                              ------------------------
                                                               2000     2001     2002
                                                              ------   ------   ------
                                                                   (IN MILLIONS)
Income from continuing operations before income taxes.......   $724     $674     $833
  Federal statutory rate....................................     35%      35%      35%
                                                               ----     ----     ----
Income tax expense at statutory rate........................    253      236      292
                                                               ----     ----     ----
Increase (decrease) in tax resulting from:
  Amortization of investment tax credit.....................     (5)      (5)      (5)
  Excess deferred taxes.....................................     --       --       (2)
  AFUDC Equity..............................................     (2)      (2)      --
  Other, net................................................    (13)      (1)       1
                                                               ----     ----     ----
     Total..................................................    (20)      (8)      (6)
                                                               ----     ----     ----
Income tax expense..........................................   $233     $228     $286
                                                               ====     ====     ====
Effective Rate..............................................   32.2%    33.8%    34.3%

     Following are the Company's tax effects of temporary differences between the carrying amounts of assets and liabilities in the financial statements and their respective tax bases:

                                                               DECEMBER 31,
                                                              ---------------
                                                               2001     2002
                                                              ------   ------
                                                               (IN MILLIONS)
Deferred tax assets:
  Non-current:
     Employee benefits......................................  $   11   $   49
     Other..................................................      --        2
                                                              ------   ------
          Total non-current deferred tax assets.............      11       51
                                                              ------   ------
Deferred tax liabilities:
  Non-current:
     Depreciation...........................................     651      832
     Regulatory assets, net.................................     406      621
     Other..................................................      10       17
                                                              ------   ------
          Total deferred tax liabilities....................   1,067    1,470
                                                              ------   ------
          Accumulated deferred income taxes, net............  $1,056   $1,419
                                                              ======   ======

     The Company is included in the consolidated income tax returns of CenterPoint Energy. CenterPoint Energy's consolidated federal income tax returns have been audited and settled through the 1996 tax year. The 1997, 1998 and 1999 consolidated federal income tax returns are currently under audit. No audit adjustments that would impact the Company have been proposed for the current audit cycle.

           CENTERPOINT ENERGY HOUSTON ELECTRIC, LLC AND SUBSIDIARIES
       (AN INDIRECT WHOLLY OWNED SUBSIDIARY OF CENTERPOINT ENERGY, INC.)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

(10) COMMITMENTS AND CONTINGENCIES

 (a) LEASE COMMITMENTS

     The following table sets forth information concerning the Company's obligations under non-cancelable long-term operating leases at December 31, 2002, which primarily consist of rental agreements for building space, data processing equipment and vehicles, including major work equipment (in millions).

2003........................................................   $ 5
2004........................................................     5
2005........................................................     5
2006........................................................     6
2007........................................................     6
                                                               ---
  Total                                                        $27
                                                               ===

     Total lease expense for all operating leases was $3 million during 2000 and $5 million during 2001 and 2002, respectively.

 (b) LEGAL MATTERS

     The Company's predecessor, Reliant Energy, and certain of its former subsidiaries are named as defendants in several lawsuits described below. Under a master separation agreement between Reliant Energy and Reliant Resources, CenterPoint Energy and its subsidiaries, including the Company, are entitled to be indemnified by Reliant Resources for any losses arising out of the lawsuits described under "California Class Actions and Attorney General Cases," "Long-Term Contract Class Action," "Washington and Oregon Class Actions," "Bustamante Price Reporting Class Action" and "Trading and Marketing Activities," including attorneys' fees and other costs. Pursuant to the indemnification obligation, Reliant Resources is defending CenterPoint Energy and its subsidiaries, including the Company, to the extent named in these lawsuits. The ultimate outcome of these matters cannot be predicted at this time.

     California Class Actions and Attorney General Cases. Reliant Energy, Reliant Resources, Reliant Energy Services, Inc. (Reliant Energy Services), Reliant Energy Power Generation, Inc. (REPG) and several other subsidiaries of Reliant Resources, as well as two former officers and one present officer of some of these companies, have been named as defendants in class action lawsuits and other lawsuits filed against a number of companies that own generation plants in California and other sellers of electricity in California markets. While the plaintiffs allege various violations by the defendants of antitrust laws and state laws against unfair and unlawful business practices, each of the lawsuits is grounded on the central allegation that the defendants conspired to drive up the wholesale price of electricity. In addition to injunctive relief, the plaintiffs in these lawsuits seek treble the amount of damages alleged, restitution of alleged overpayments, disgorgement of alleged unlawful profits for sales of electricity, costs of suit and attorneys' fees. All of these suits originally were filed in state courts in San Diego, San Francisco and Los Angeles Counties. The suits in San Diego and Los Angeles Counties were consolidated and removed to the federal district court in San Diego, but on December 13, 2002, that court remanded the suits to the state courts. Prior to the remand, Reliant Energy was voluntarily dismissed from two of the suits. Several parties, including the Reliant defendants, have appealed the judge's remand decision. The United States court of appeals has entered a briefing schedule that could result in oral arguments by summer of 2003. Proceedings before the state court are expected to resume during the first quarter of 2003.

     In March and April 2002, the California Attorney General filed three complaints, two in state court in San Francisco and one in the federal district court in San Francisco, against Reliant Energy, Reliant

           CENTERPOINT ENERGY HOUSTON ELECTRIC, LLC AND SUBSIDIARIES
       (AN INDIRECT WHOLLY OWNED SUBSIDIARY OF CENTERPOINT ENERGY, INC.)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

Resources, Reliant Energy Services and other subsidiaries of Reliant Resources alleging, among other matters, violations by the defendants of state laws against unfair and unlawful business practices arising out of transactions in the markets for ancillary services run by the California independent systems operator, charging unjust and unreasonable prices for electricity, in violation of antitrust laws in connection with the acquisition in 1998 of electric generating facilities located in California. The complaints variously seek restitution and disgorgement of alleged unlawful profits for sales of electricity, civil penalties and fines, injunctive relief against unfair competition, and undefined equitable relief. Reliant Resources has removed the two state court cases to the federal district court in San Francisco where all three cases are now pending.

     Following the filing of the Attorney General cases, seven additional class action cases were filed in state courts in Northern California. Each of these purports to represent the same class of California ratepayers, assert the same claims as asserted in the other California class action cases, and in some instances repeat as well the allegations in the Attorney General cases. All of these cases have been removed to federal district court in San Diego. Reliant Resources has not filed an answer in any of these cases. The plaintiffs have agreed to a stipulated order that would require the filing of a consolidated complaint by early March 2003 and the filing of the defendants' initial response to the complaint within 60 days after the consolidated complaint is filed. In all of these cases before the federal and state courts in California, the Reliant defendants have filed or intend to file motions to dismiss on grounds that the claims are barred by federal preemption and the filed rate doctrine.

     Long-Term Contract Class Action. In October 2002, a class action was filed in state court in Los Angeles against Reliant Energy and several subsidiaries of Reliant Resources. The complaint in this case repeats the allegations asserted in the California class actions as well as the Attorney General cases and also alleges misconduct related to long-term contracts purportedly entered into by the California Department of Water Resources. None of the Reliant entities, however, has a long-term contract with the Department of Water Resources. This case has been removed to federal district court in San Diego.

     Washington and Oregon Class Actions. In December 2002, a lawsuit was filed in Circuit Court of the State of Oregon for the County of Multnomah on behalf of a class of all Oregon purchasers of electricity and natural gas. Reliant Energy, Reliant Resources and several Reliant Resources subsidiaries are named as defendants, along with many other electricity generators and marketers. Like the other lawsuits filed in California, the plaintiffs claim the defendants manipulated wholesale power prices in violation of state and federal law. The plaintiffs seek injunctive relief and payment of damages based on alleged overcharges for electricity. Also in December 2002, a nearly identical lawsuit on behalf of consumers in the State of Washington was filed in federal district court in Seattle. Reliant Resources has removed the Oregon suit to federal district court in Portland. It is anticipated that before answering the lawsuits, the defendants will file motions to dismiss on the grounds that the claims are barred by federal preemption and by the filed rate doctrine.

     Bustamante Price Reporting Class Action. In November 2002, California Lieutenant Governor Cruz Bustamante filed a lawsuit in state court in Los Angeles on behalf of a class of purchasers of gas and power alleging violations of state antitrust laws and state laws against unfair and unlawful business practices based on an alleged conspiracy to report and publish false and fraudulent natural gas prices with an intent to affect the market prices of natural gas and electricity in California. Reliant Energy, Reliant Resources and several Reliant Resources subsidiaries are named as defendants, along with other market participants and publishers of some of the price indices. The complaint seeks injunctive relief, compensatory and punitive damages, restitution of alleged overpayment, disgorgement of all profits and funds acquired by the alleged unlawful conduct, costs of suit and attorneys' fees. The parties have stipulated to a schedule that would require the defendants to respond to the complaint by March 31, 2003. The Reliant defendants intend to deny both their alleged violation of any laws and their alleged participation in any conspiracy.

           CENTERPOINT ENERGY HOUSTON ELECTRIC, LLC AND SUBSIDIARIES
       (AN INDIRECT WHOLLY OWNED SUBSIDIARY OF CENTERPOINT ENERGY, INC.)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

     Trading and Marketing Activities. Reliant Energy has been named as a party in several lawsuits and regulatory proceedings relating to the trading and marketing activities of its former subsidiary, Reliant Resources.

     In June 2002, the SEC advised Reliant Resources and Reliant Energy that it had issued a formal order in connection with its investigation of Reliant Resources' financial reporting, internal controls and related matters. The Company understands that the investigation is focused on Reliant Resources' same-day commodity trading transactions involving purchases and sales with the same counterparty for the same volume at substantially the same price and certain structured transactions. These matters were previously the subject of an informal inquiry by the SEC. Reliant Resources and CenterPoint Energy are cooperating with the SEC staff.

     In connection with the Texas Utility Commission's industry-wide investigation into potential manipulation of the ERCOT market on and after July 31, 2001, Reliant Energy and Reliant Resources have provided information to the Texas Utility Commission concerning their scheduling and trading activities.

     Fifteen class action lawsuits filed in May, June and July 2002 on behalf of purchasers of securities of Reliant Resources and/or Reliant Energy have been consolidated in federal district court in Houston. Reliant Resources and certain of its executive officers are named as defendants. Reliant Energy is also named as a defendant in seven of the lawsuits. Two of the lawsuits also name as defendants the underwriters of the May 2001 initial public offering of approximately 20% of the common stock of Reliant Resources (Reliant Resources Offering). One lawsuit names Reliant Resources' and Reliant Energy's independent auditors as a defendant. The consolidated amended complaint seeks monetary relief purportedly on behalf of three classes: (1) purchasers of Reliant Energy common stock from February 3, 2000 to May 13, 2002; (2) purchasers of Reliant Resources common stock on the open market from May 1, 2001 to May 13, 2002; and
(3) purchasers of Reliant Resources common stock in the Reliant Resources Offering or purchasers of shares that are traceable to the Reliant Resources Offering. The plaintiffs allege, among other things, that the defendants misrepresented their revenues and trading volumes by engaging in round-trip trades and improperly accounted for certain structured transactions as cash-flow hedges, which resulted in earnings from these transactions being accounted for as future earnings rather than being accounted for as earnings in fiscal year 2001.

     In February 2003, a lawsuit was filed by three individuals in federal district court in Chicago against CenterPoint Energy and certain former and current officers of Reliant Resources for alleged violations of federal securities laws. The plaintiffs in this lawsuit allege that the defendants violated federal securities laws by issuing false and misleading statements to the public, and that the defendants made false and misleading statements as part of an alleged scheme to inflate artificially trading volumes and revenues. In addition, the plaintiffs assert claims of fraudulent and negligent misrepresentation and violations of Illinois consumer law. The defendants expect to file a motion to transfer this lawsuit to the federal district court in Houston and to consolidate this lawsuit with the consolidated lawsuits described above.

     The Company believes that none of these lawsuits has merit because, among other reasons, the alleged misstatements and omissions were not material and did not result in any damages to any of the plaintiffs.

     In May 2002, three class action lawsuits were filed in federal district court in Houston on behalf of participants in various employee benefits plans sponsored by Reliant Energy. Reliant Energy and its directors are named as defendants in all of the lawsuits. Two of the lawsuits have been dismissed without prejudice. The remaining lawsuit alleges that the defendants breached their fiduciary duties to various employee benefits plans, directly or indirectly sponsored by Reliant Energy, in violation of the Employee Retirement Income Security Act. The plaintiffs allege that the defendants permitted the plans to purchase or hold securities issued by Reliant Energy when it was imprudent to do so, including after the prices for such securities became artificially inflated because of alleged securities fraud engaged in by the defendants. The complaints seek

           CENTERPOINT ENERGY HOUSTON ELECTRIC, LLC AND SUBSIDIARIES
       (AN INDIRECT WHOLLY OWNED SUBSIDIARY OF CENTERPOINT ENERGY, INC.)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

monetary damages for losses suffered by a putative class of plan participants whose accounts held Reliant Energy or Reliant Resources securities, as well as equitable relief in the form of restitution.

     In October 2002, a derivative action was filed in the federal district court in Houston, against the directors and officers of CenterPoint Energy. The complaint sets forth claims for breach of fiduciary duty, waste of corporate assets, abuse of control and gross mismanagement. Specifically, the shareholder plaintiff alleges that the defendants caused CenterPoint Energy to overstate its revenues through so-called "round trip" transactions. The plaintiff also alleges breach of fiduciary duty in connection with the spin-off and the Reliant Resources Offering. The complaint seeks monetary damages on behalf of CenterPoint Energy as well as equitable relief in the form of a constructive trust on the compensation paid to the defendants. The defendants have filed a motion to dismiss this case on the ground that the plaintiff did not make an adequate demand on CenterPoint Energy before filing suit.

     A Special Litigation Committee appointed by CenterPoint Energy's Board of Directors is investigating similar allegations made in a June 28, 2002 demand letter sent on behalf of a CenterPoint Energy shareholder. The letter states that the shareholder and other shareholders are considering filing a derivative suit on behalf of CenterPoint Energy and demands that CenterPoint Energy take several actions in response to alleged round-trip trades occurring in 1999, 2000, and 2001. The Special Litigation Committee is reviewing the demands made by the shareholder to determine if these proposed actions are in the best interests of CenterPoint Energy.

     Reliant Energy Municipal Franchise Fee Lawsuits. In February 1996, the cities of Wharton, Galveston and Pasadena filed suit, for themselves and a proposed class of all similarly situated cities in Reliant Energy's electric service area, against Reliant Energy and Houston Industries Finance, Inc. (formerly a wholly owned subsidiary of Reliant Energy) alleging underpayment of municipal franchise fees. The plaintiffs claim that they are entitled to 4% of all receipts of any kind for business conducted within these cities over the previous four decades. A jury trial of the original claimant cities (but not the class of cities) in the 269th Judicial District Court for Harris County, Texas, ended in April 2000 (the Three Cities case). Although the jury found for Reliant Energy on many issues, it found in favor of the original claimant cities on three issues, and assessed a total of $4 million in actual and $30 million in punitive damages. However, the jury also found in favor of Reliant Energy on the affirmative defense of laches, a defense similar to a statute of limitations defense, due to the original claimant cities having unreasonably delayed bringing their claims during the 43 years since the alleged wrongs began. The trial court in the Three Cities case granted most of Reliant Energy's motions to disregard the jury's findings. The trial court's rulings reduced the judgment to $1.7 million, including interest, plus an award of $13.7 million in legal fees. In addition, the trial court granted Reliant Energy's motion to decertify the class. Following this ruling, 45 cities filed individual suits against Reliant Energy in the District Court of Harris County.

     On February 27, 2003, the state court of appeals in Houston rendered an opinion reversing the judgment against CenterPoint Energy and rendering judgment that the Three Cities take nothing by their claims. The court of appeals found that the jury's finding of laches barred all of the Three Cities' claims and that the Three Cities were not entitled to recovery of any attorneys' fees. The judgment of the court of appeals is subject to motions for rehearing and an appeal to the Texas Supreme Court.

     The extent to which issues in the Three Cities case may affect the claims of the other cities served by Reliant Energy cannot be assessed until judgments are final and no longer subject to appeal. However, the court of appeals' ruling appears to be consistent with Texas Supreme Court opinions. The Company estimates the range of possible outcomes for recovery by the plaintiffs in the Three Cities case to be between $0 and $18 million inclusive of interest and attorneys' fees.

           CENTERPOINT ENERGY HOUSTON ELECTRIC, LLC AND SUBSIDIARIES
       (AN INDIRECT WHOLLY OWNED SUBSIDIARY OF CENTERPOINT ENERGY, INC.)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

  Other Matters

     The Company is involved in other legal, environmental, tax and regulatory proceedings before various courts, regulatory commissions and governmental agencies regarding matters arising in the ordinary course of business. Some of these proceedings involve substantial amounts. The Company's management regularly analyzes current information and, as necessary, provides accruals for probable liabilities on the eventual disposition of these matters. The Company's management believes that the disposition of these matters will not have a material adverse effect on the Company's financial condition, results of operations or cash flows.

(11) ESTIMATED FAIR VALUE OF FINANCIAL INSTRUMENTS

     The fair values of cash and cash equivalents and short-term borrowings are estimated to be equivalent to carrying amounts and have been excluded from the table below.

                                                              DECEMBER 31, 2001
                                                              -----------------
                                                              CARRYING    FAIR
                                                               AMOUNT    VALUE
                                                              --------   ------
                                                                (IN MILLIONS)
Financial liabilities:
  Long-term debt (excluding capital leases).................   $3,361    $3,354
  Trust preferred securities................................      342       271

                                                              DECEMBER 31, 2002
                                                              -----------------
                                                              CARRYING    FAIR
                                                               AMOUNT    VALUE
                                                              --------   ------
                                                                (IN MILLIONS)
Financial liabilities:
  Long-term debt (excluding capital leases).................   $3,742    $3,828

(12) UNAUDITED QUARTERLY INFORMATION

     Summarized quarterly financial data is as follows:

                                                          YEAR ENDED DECEMBER 31, 2001
                                                      -------------------------------------
                                                       FIRST    SECOND     THIRD    FOURTH
                                                      QUARTER   QUARTER   QUARTER   QUARTER
                                                      -------   -------   -------   -------
                                                                  (IN MILLIONS)
Operating revenues..................................   $414      $565      $710      $411
Operating income....................................    158       260       334       111
Income from continuing operations...................     78       137       187        44
Income from discontinued operations, net of tax.....    184       179       168         4
Net income..........................................    262       316       355        47

           CENTERPOINT ENERGY HOUSTON ELECTRIC, LLC AND SUBSIDIARIES
       (AN INDIRECT WHOLLY OWNED SUBSIDIARY OF CENTERPOINT ENERGY, INC.)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

                                                          YEAR ENDED DECEMBER 31, 2002
                                                      -------------------------------------
                                                       FIRST    SECOND     THIRD    FOURTH
                                                      QUARTER   QUARTER   QUARTER   QUARTER
                                                      -------   -------   -------   -------
                                                                  (IN MILLIONS)
Operating revenues..................................   $ 568     $528      $660      $466
Operating income....................................     254      275       399       168
Income from continuing operations...................     132      139       228        48
Income (loss) from discontinued operations, net of
  tax...............................................    (100)      97       135        --
Net income..........................................      32      236       363        48

                          INDEPENDENT AUDITORS' REPORT

To the Member of CenterPoint Energy Houston Electric, LLC and subsidiaries:

     We have audited the accompanying consolidated balance sheets of CenterPoint Energy Houston Electric, LLC (formerly Reliant Energy, Incorporated) and its subsidiaries (CenterPoint Houston) as of December 31, 2001 and 2002, and the related statements of consolidated income, consolidated comprehensive income, consolidated stockholder's and member's equity and consolidated cash flows for each of the three years in the period ended December 31, 2002. Our audits also included CenterPoint Houston's financial statement schedule listed in Item 15(a)(2). These financial statements and the financial statement schedule are the responsibility of CenterPoint Houston's management. Our responsibility is to express an opinion on these financial statements and the financial statement schedule based on our audits.

     We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of CenterPoint Houston at December 31, 2001 and 2002, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2002 in conformity with accounting principles generally accepted in the United States of America. Also, in our opinion, such financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

     As discussed in Note 2 to the consolidated financial statements, CenterPoint Houston distributed its ownership interest in subsidiaries on August 31, 2002. The results of operations of these subsidiaries for periods prior to the distribution are included in discontinued operations in the accompanying consolidated financial statements.

DELOITTE & TOUCHE LLP

Houston, Texas
February 28, 2003
(May 15, 2003 as to the "Certain Reclassifications and Other Items" described in
Note 1)